                 AMENDMENT TO ADMINISTRATIVE SERVICES AGREEMENT
                        Franklin Templeton Services, LLC
                  Jefferson Pilot Financial Insurance Company

The administrative services agreement, dated as of May 1, 2000, by and among Franklin Templeton Services, LLC and Jefferson Pilot Financial Insurance Company (the "Agreement") is hereby amended as follows:

     Schedule B of the Agreement is hereby deleted in its entirety and replaced with the Schedule B attached hereto.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date as of May 1, 2003.

                                     FRANKLIN TEMPLETON SERVICES, LLC


                                     By: /s/ Leslie M. Kratter
                                         ---------------------------------------
                                     Name: Leslie M. Kratter
                                     Title: Senior Vice President


                                     JEFFERSON PILOT FINANCIAL INSURANCE COMPANY


                                     By: /s/ Charlene Grant
                                         ---------------------------------------
                                     Name: Charlene Grant
                                     Title: Assistant Vice President

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                                   SCHEDULE B

                        ADMINISTRATIVE EXPENSE PAYMENTS

The Fund Administrator agrees to pay the Company a fee, computed daily and paid quarterly in arrears, equal to an annual rate as set forth below, applied to the average daily net assets of the shares of the Funds held in the subaccounts of the Accounts. The payment will be computed and paid in the manner described more completely in the Agreement.

                                                 FRANKLIN TEMPLETON VARIABLE
                          PRODUCT NAME             INSURANCE PRODUCTS TRUST --                EFFECTIVE
#   COMPANY               1933 ACT NO.               PORTFOLIOS AND CLASS              FEE       DATE
-------------------------------------------------------------------------------------------------------
1.  Jefferson Pilot       Ensemble II     Franklin Small Cap Value Securities         0.10%    05/1/03
    Financial Insurance   33-7734         Fund Class 2
    Company                               Templeton Foreign Securities Fund Class 1

2.  Jefferson Pilot       Ensemble II     Franklin Small Cap Value Securities         0.10%    05/1/03
    Financial Insurance   33-77496        Fund Class 2
    Company                               Templeton Foreign Securities Fund Class 1

3.  Jefferson Pilot       Ensemble III    Franklin Small Cap Value Securities         0.10%    05/1/03
    Financial Insurance   333-93367       Fund Class 2
    Company                               Templeton Foreign Securities Fund Class 2

4.  Jefferson Pilot       Ensemble EXEC   Franklin Small Cap Value Securities         0.10%    05/1/03
    Financial Insurance   333-44228       Fund Class 2
    Company                               Templeton Foreign Securities Fund Class 2

5.  Jefferson Pilot       Ensemble SL     Franklin Small Cap Value Securities         0.10%    05/1/03
    Financial Insurance   33-72830        Fund Class 2
    Company                               Templeton Foreign Securities Fund Class 2


                                        B